Exhibit 10.7

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Award (this “Notice”), the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and the Warren Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Shares (the “Covered Shares”) of common stock in Warren Resources, Inc., a Delaware corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of “Covered Shares”:
Purchase Price per Share:
Vesting Commencement Date:

Vesting Schedule:

Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan and this Award Agreement, the Covered Shares shall vest to the extent the time-based and/or performance-based vesting schedules set forth (collectively, the “Vesting Schedule”) are satisfied. Fifty percent (50%) of the Covered Shares shall vest under the time-based portion of the Vesting Schedule over a [___]-year period in accordance with the following schedule (the “Time-Vesting Shares”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	25% shall vest, combined total of 25% vested
2nd anniversary of the Vesting Commencement Date	25% shall vest, combined total of 50% vested
3rd anniversary of the Vesting Commencement Date	25% shall vest, combined total of 75% vested
4th anniversary of the Vesting Commencement Date	25% shall vest, combined total of 100% vested

Fifty percent (50%) of the Covered Shares shall vest under the performance-based portion of the Vesting Schedule in accordance with Schedule 1 of this Notice (the “Performance-Vesting Shares”).

Notwithstanding the foregoing, upon the earlier of: (i) the Participant’s Disability, (ii) the Participant’s death, (iii) the Participant terminating his or her Service Provider status for Good Reason (as such term is defined in the Participant’s employment agreement), (iv) the Company terminating the Participant’s Service Provider status without Cause, (v) the Participant’s Retirement, and (vi) immediately prior to the closing of a Change in Control of the Company, (A) the Time-Vesting Shares shall automatically become fully vested and (B) the Performance-Vesting Shares shall vest as of the date of such termination or a Change in Control, as applicable, as determined by the Board in its sole discretion.

[SIGNATURES ON NEXT PAGE]

By your signature and the signature of the Company’s representative below, the Participant and the Company agree that the Covered Shares granted are governed by the terms and conditions of this Notice, the Award Agreement, the Plan and the Stockholders Agreement.

WARREN RESOURCES, INC.

By:

Its:

Dated:

PARTICIPANT REPRESENTATIONS

The Participant has reviewed this Notice, the Award Agreement, the Plan and the Stockholders Agreement in their entirety, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement, the Plan and the Stockholders Agreement, and hereby accepts the Covered Shares subject to all of its terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement, the Plan and the Stockholders Agreement shall be solely resolved by the Committee.

This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Participant agrees that clicking “I Accept” in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Notice.

PARTICIPANT:

Signature:

Print Name:

Dated:

2

SCHEDULE 1

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

This Schedule 1 to the Notice of Restricted Stock Award sets forth the performance-based portion of the Vesting Schedule for the Covered Shares as follows:

[Insert applicable performance-based vesting schedule]

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Award (the “Notice”), this Restricted Stock Award Agreement (this “Award Agreement”), and the Warren Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), the individual set forth in the Notice (the “Participant”) is hereby granted Shares of common stock (the “Covered Shares”) in Warren Resources, Inc., a Delaware corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1. Purchase Price Per Share. If the Covered Shares are subject to a purchase price, as set forth in the Notice, the Participant shall have the right to purchase such Covered Shares at the specified purchase price in accordance with such procedures as may be established by the Committee from time to time.

2. Vesting Schedule and Risk of Forfeiture.

(a) Vesting Schedule. Subject to the Participant’s continuous service with the Company as a Service Provider, the Covered Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

(b) Risk of Forfeiture. The Covered Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Covered Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. The Company shall implement any forfeiture under this Section 2 in a unilateral manner, without Participant’s consent, and with no payment to Participant, cash or otherwise, for the forfeited Covered Shares. Notwithstanding anything in the Notice and this Award Agreement to the contrary, vested and unvested Covered Shares shall be forfeited if the Participants fails to execute the Exhibit A (Joinder) and Exhibit B (Stock Assignment Separate From Certificate) within thirty (30) days following the date of this Agreement.

3. Transfer Restrictions. The Covered Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant (other than by will or by the laws of descent or distribution) prior to the date when the Covered Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Covered Shares in violation of this Section 3 shall be null and void and shall be disregarded. The Covered Shares shall be subject to that certain Stockholder’s Agreement entered into by and among the Company and the stockholders listed therein, as may be amended from time to time (the “Stockholders Agreement”). In connection with and as a condition of receiving the Covered Shares, the Participant hereby acknowledges and agrees to execute a joinder to the Stockholders Agreement in the form attached hereto as Exhibit A (Joinder). The terms of the Plan, the Stockholders Agreement and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4. Escrow of Shares. For purposes of facilitating the enforcement of the provisions of the Notice, this Award Agreement and the Plan, the Participant agrees, immediately upon receipt of the certificate(s) for the Covered Shares (i) to deliver such certificate(s), together with a Stock Assignment Separate from Certificate in the form attached hereto as Exhibit B (Stock Assignment Separate From Certificate) (executed in blank by the Participant and with respect to each such stock certificate) to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Covered Shares have not vested pursuant to the Vesting Schedule or until such time as this Award Agreement is no longer in effect. Such escrow agent shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into the Notice and this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Covered Shares, the escrow holder will, without further order or instruction, transmit to the Participant the certificate (or electronic equivalent) evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7 below.

5. Additional Securities. Any securities or cash received as the result of an adjustment provided for in Section 16 of the Plan (the “Additional Securities”) shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Covered Shares with respect to which they were issued, including the Vesting Schedule. If the Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any transaction under Section 16 of the Plan, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or Additional Securities in exchange for the certificates of the replacement securities.

6. Distributions. The Company shall disburse to the Participant all regular cash dividends with respect to the Shares and Additional Securities, less the amount to satisfy any applicable withholding obligations; provided, that any such dividends or other distributions will be subject to the same Vesting Schedule and other restrictions as the underlying Shares or Additional Securities and shall be paid at the time the Shares of Restricted Stock become vested.

7. Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of (or purchase of), vesting in, or disposition of, the Covered Shares.

(a) Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the Covered Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the Covered Shares granted hereunder.

(b) No Section 83(b) Election. The Participant hereby acknowledges that he or she has been informed that a Section 83(b) election will not be permitted under the Plan or this Award Agreement.

(c) Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Covered Shares. The Committee shall have the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 7(c); provided, however, that no Covered Shares shall be withheld with a value exceeding the maximum individual statutory tax rate for each applicable tax jurisdiction. The Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 7(c). Therefore, a failure of the Participant to reasonably satisfy this Section 7(c) in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. The Participant hereby agrees that a breach of this Section 7(c) shall be deemed to be a material breach of this Award Agreement.

(d) Rule 10b5-1 Plan/Arrangement. If the Company does not approve a “net withholding” concept for the Participant to satisfy his or her withholding obligation, then the Participant may instruct a broker whom it has selected to sell a number of Covered Shares (that are issued under Section 4 hereof) equal to the number of Covered Shares required to satisfy the Company’s withholding obligations in this Section 7, as determined by the applicable supplemental withholding rate.

8. Legality of Initial Issuance. No Covered Shares shall be issued unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Covered Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Covered Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.

9. Stockholders Agreement. The Covered Shares are subject to the terms and conditions of the Stockholders Agreement and, to the extent not already a party thereto, the Participant hereby joins and becomes a party to the Stockholders Agreement as a Stockholder (as defined therein).

10. Restrictive Legends. The share certificate evidencing the Covered Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable U.S. federal, state securities laws and under any other Applicable Law):

(a) On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH THE CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE”

(b) On the reverse of the certificate:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN WARREN RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN AND THAT CERTAIN STOCKHOLDERS AGREEMENT ENTERED INTO BY AND AMONG WARREN RESOURCES, INC. AND THE STOCKHOLDERS LISTED THEREIN, A COPY OF EACH WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN                                                                  . NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN AND SAID STOCKHOLDERS AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN AND SAID STOCKHOLDERS AGREEMENT.”

11. Restrictions on Transfer.

(a) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and applicable law, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b) Rights of the Company. The Company shall not (i) record on its books the transfer of any Covered Shares that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of Covered Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Covered Shares have been transferred in contravention of this Award Agreement. Any transfer of Covered Shares not made in conformance with this Award Agreement shall be null and void and shall not be recognized by the Company.

12. Entire Agreement; Governing Law; and Amendments. The provisions of the Plan, the Stockholders Agreement and the Notice are incorporated herein by reference. The

Plan, the Stockholders Agreement, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

13. Construction; Severability. The captions used in this Award Agreement are inserted for convenience and shall not be deemed to be a part of the Shares for construction or interpretation. Except where otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

14. Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Covered Shares or shares hereunder shall be submitted by the Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

15. Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16. Notices. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed to be effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

17. Spousal Consent. To the extent the Participant is married, the Participant agrees to (i) provide the Participant’s spouse with a copy of the Notice and this Award Agreement prior to its execution by Participant and (ii) obtain such spouse’s consent to this Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as Exhibit C (Spousal Consent).

18. Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

19. Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

20. Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of its obligations hereunder.

21. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

22. No Guarantee of Service Provider Status. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE COVERED SHARES GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

*    *    *    *    *

EXHIBIT A

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

JOINDER

This Joinder is entered into as of [                ] by the undersigned (the “Joining Party”) in order to become a party to that certain Stockholder’s Agreement entered into by and among Warren Resources, Inc., a Delaware corporation (the “Company”) and the stockholders listed therein, as may be amended from time to time (the “Stockholders Agreement”).

1. Agreement to be Bound. By executing this Joinder, the Joining Party hereby acknowledges that he has received and reviewed a complete copy of the Stockholders Agreement and agrees that, upon execution of this Joinder, he shall become a party to the Stockholders Agreement and this Joinder and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement and this Joinder.

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder as of day and year first written above.

JOINING PARTY:

By:
[ ]

ACKNOWLEDGED AND ACCEPTED:
WARREN RESOURCES, INC.:

By:

Its:

Date:

EXHIBIT B

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                          , (                    ) shares of the Common Stock of Warren Resources, Inc., a Delaware corporation (the “Company”), standing in his or her name on the books of the Company represented by Certificate No.                      herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company with the power of attorney to transfer the said stock in the books of the Company with full power of substitution.

Dated:
Signature of the Participant

Print Name

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

SPOUSAL CONSENT

I, the undersigned, hereby certify that:

1. I am the spouse of                                                                                                                                        .

2. Each of the undersigned and the undersigned’s spouse is a resident of                                                                                                                                                                                         .

3. I have read the Warren Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), that certain Stockholder’s Agreement entered into by and among the Company and the stockholders listed therein, as may be amended from time to time (the “Stockholders Agreement”), and the Restricted Stock Award Agreement (the “Award Agreement”), by and between Warren Resources, Inc., a Delaware corporation (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Award Agreement, the Plan and the Stockholders Agreement.

4. I understand the terms and conditions of the Award Agreement, the Plan and the Stockholders Agreement.

5. I hereby consent to the terms of the Award Agreement, the Plan and the Stockholders Agreement and to their application to and binding effect upon any community property or other interest I may have in the Shares (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement, the Plan and the Stockholders Agreement.

IN WITNESS WHEREOF, this Spousal Consent has been executed as of                     , 2016.

SPOUSE:

Signature:

Print Name: